AMENDMENT NO. 2
                                    TO THE
                             EMPLOYMENT AGREEMENT
                                BY AND BETWEEN
                      NEIGHBORCARE, INC. (THE "COMPANY")
                                      AND
                      JOHN F. GAITHER, JR. ("EXECUTIVE")

     WHEREAS, Executive is currently employed by the Company;

     WHEREAS, the terms of Executive's employment are currently governed by that certain amended and restated employment agreement, amended and restated as of December 9, 2003, and amended as of June 22, 2004 (the "Employment Agreement"); and

     WHEREAS, Executive would have Good Reason pursuant to the terms of the Employment Agreement to terminate his employment with the Company upon a Change of Control that results in the Company becoming a subsidiary of another entity and no longer publicly traded; and

     WHEREAS, in the event of a Change of Control, it is likely to be in the interest of the Company for Executive to be obligated to continue his employment with the Company for a period of at least ninety days following such Change of Control, to assist with transition and for other reasons;

     WHEREAS, the Company and Executive wish to amend the terms of the Employment Agreement effective as of a Change in Control of the Company (as currently defined in Section 1.04 of the NeighborCare, Inc. Severance Pay
Plan), on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereby agree as follows:

     1. Section 4(d) of the Employment Agreement is hereby amended by adding the following paragraph at the end thereof: "Notwithstanding the foregoing, Executive agrees not to exercise Executive's right to resign for Good Reason pursuant to Section 4(d)(i) hereof until the end of the ninety (90) day period commencing on the effective date of a Change of Control, so long as Executive continues to be employed in the same position and title at the Company with substantially similar responsibilities and duties during such ninety-day period (taking into account that the Company may be a subsidiary and no longer publicly traded following such Change of Control)."

     2. Section 8(b) of the Employment Agreement is hereby amended by adding the following paragraph at the end thereof:

           Notwithstanding the foregoing, the provisions of Sections 8(b)(i) and 8(b)(iii) shall only prohibit Executive from competition with, and solicitation or service of, customers of the Company's LTC Pharmacy Services (as defined below) business as of immediately prior to a Change of Control and shall have no other effect;

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           provided that the restriction on competition shall not
           apply to any association by the Executive with entities for which LTC Pharmacy Services comprises 25% or less of such entity's total business; and further provided that the restriction on solicitation or service of customers, directly or indirectly, shall apply only to Facilities (as defined below) served by the Company as of July 6, 2005 or served by the Company during the 12-month period immediately preceding the effective date of a Change of Control. Notwithstanding the foregoing, during the 90-day period following the effective date of a Change of Control, Executive shall be prohibited from soliciting or serving, directly or indirectly, Facilities that have been solicited by the Company during the 90-day period prior to the effective date of such Change of Control.

      "LTC Pharmacy Services" means: The provision of pharmaceutical products, including, without limitation, prescription and non-prescription drugs; biological products and infusion therapies; all related pharmacy services, including, without limitation, consultant pharmacist services, medical records, formulary management services and group purchasing and enteral nutrition products to nursing homes, assisted living facilities, independent living facilities, supportive living facilities, long-term acute care hospitals, facilities for the developmentally disabled, retirement communities, continuing care retirement communities, and other institutional and long-term care settings (collectively, "Facilities") and to residents of such Facilities; provided that the provision of biological products, infusion therapies and enteral nutrition products (and related services) to Facilities other than nursing facilities, assisted living facilities, hospices and long-term acute care hospitals shall be permitted.

     3. Except as provided in this Amendment No. 2, the terms and conditions of the Employment Agreement shall remain unchanged.

     4. This Amendment No. 2 shall be of no further force or effect if a Change in Control of the Company does not occur on or prior to December 31, 2005.


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

/s/ John F. Gaither, Jr.
-----------------------------------        NeighborCare, Inc.
    John F. Gaither, Jr.

                                           By: /s/ Kathlenn F. Ayres
                                              ----------------------------
July 12, 2005                              Name:  Kathlenn F. Ayres
                                           Title: Senior Vice President,
                                                  Human Resources


                                           July 12, 2005









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